EXHIBIT 23.6

EXPERT CONSENT

The Board of Directors

Occidental Petroleum Corporation:

We consent to the inclusion of the information included or incorporated by reference in this Registration Statement on Form S-4 with respect to the references to our name and the inclusion or incorporation by reference of our letter dated February 14, 2005, relating to our review of the procedures and methods used by Occidental in its oil and gas estimation process.

/s/    RYDER SCOTT COMPANY, L.P.

Houston, Texas

December 19, 2005